Sub-Item 77Q(1) - (e) - Copies of new or amended registrant investment advisory contracts

Schedule A
To the Investment Advisory Agreement
Between HighMark Funds and
HighMark Capital Management, Inc.
Effective as of March 26, 2012

Name of Fund                                        Compensation*

U.S. Government Money Market Fund                     0.300%
Diversified Money Market Fund                         0.300%
100% U.S. Treasury Money Market Fund                    0.300%
Treasury Plus Money Market Fund                          0.300%
Bond Fund                                              0.500%
California Tax-Free Money Market Fund                      0.300%
Large Cap Growth Fund                                    0.600%
Balanced Fund                                            0.600%
Value Fund                                               0.600%
California Intermediate Tax-Free Bond Fund              0.500%
Large Cap Core Equity Fund                              0.600%
National Intermediate Tax-Free Bond Fund                 0.500%
Tactical Growth & Income Allocation Fund                0.175%
Tactical Capital Growth Allocation Fund                  0.175%
Short Term Bond Fund                                      0.400%
Small Cap Core Fund                                        0.950%
International Opportunities Fund
   Up to $1 Billion                                         0.750%
   Over $1 Billion                                           0.700%
Cognitive Value Fund
   Up to $500 Million                                        0.750%
   Over $500 Million                                        0.700%
Enhanced Growth Fund
   Up to $500 Million                                        0.750%
   Over $500 Million and not greater than $1 Billion        0.700%
   Over $1 Billion                                         0.650%
Equity Income Fund
   Up to $100 Million                                      0.550%
   Over $100 Million and not greater than $500 Million     0.500%
   Over $500 Million                                      0.450%
Geneva Growth Fund
   Up to $250 Million                                      0.750%
   Over $250 Million and not greater than $500 Million   0.700%
   Over $500 Million                                       0.650%
Geneva Small Cap Growth Fund
   Up to $250 Million                                      1.000%
   Over $250 Million and not greater than $500 Million      0.950%
   Over $500 Million                                         0.900%

NYSE Arca Tech 100 Index Fund
   Up to $50 Million                                        0.500%
   Over $50 Million and not greater than $250 Million      0.300%
   Over $250 Million and not greater than $500 Million   0.250%
   Over $500 Million                                     0.200%
Wisconsin Tax-Exempt Fund
   Up to $250 Million                                    0.500%
   Over $250 Million                                      0.400%




HIGHMARK FUNDS                  HIGHMARK CAPITAL MANAGEMENT, INC.

By: /s/ Pamela O'Donnell         By: /s/ Earle A. Malm
Title: CFO                       Title: President and CEO

* Reflects annual rate based on average daily net assets of the Fund. All fees are computed daily and paid monthly.